Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Fourth Quarter and Full Year 2022 Results
Reports quarterly GAAP and adjusted earnings from continuing operations of $0.46 and $0.44 per diluted share, respectively
Received orders for 3,015 railcars and delivered 4,400 railcars in the quarter; backlog of $3.9 billion at year-end
Raised quarterly dividend by 13% to $0.26 per share and returned $154 million of capital to stockholders in 2022

DALLAS, Texas – February 21, 2023 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the fourth quarter and year end ended December 31, 2022.
Financial and Operational Highlights – Fourth Quarter
•Quarterly total company revenues of $591 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $0.46 and quarterly adjusted EPS of $0.44
•Lease fleet utilization of 97.9% and Future Lease Rate Differential ("FLRD") of positive 25.1% at year end
•New railcar orders of 3,015 and railcar deliveries of 4,400
Financial and Operational Highlights – Full Year
•Full year total company revenues of $2.0 billion
•Reported EPS of $1.02 and adjusted EPS of $0.94
•Full year cash flow from continuing operations and adjusted free cash flow after investments and dividends ("Adjusted Free Cash Flow") were $9 million and $138 million, respectively
•Completed $254 million railcar sale to Wafra Inc. ("Wafra") in the third quarter, recorded a gain of $25 million
2023 Guidance
•Industry deliveries of 40,000 to 45,000 railcars
•Net investment in the lease fleet of $250 million to $350 million
•Manufacturing capital expenditures of $40 million to $50 million
•EPS of $1.50 to $1.70
◦Excludes items outside of our core business operations
Management Commentary
“We ended the year with revenue up 30% over 2021, a backlog of $3.9 billion, and adjusted EPS of $0.94, up 176% over 2021 despite unexpected headwinds in 2022,” stated Trinity’s Chief Executive Officer and President, Jean Savage. “The Company completed two acquisitions this year, both of which improve our position in strategic growth areas of our business.”

“In our Railcar Leasing and Management Services Group, we continue to see lease rate improvement and strong utilization. The Future Lease Rate Differential ended the year at 25.1%, showing the strength in current lease rates and our fleet utilization of 97.9% also supports our positive views on the railcar leasing market.”

“In the fourth quarter, the Rail Products Group again faced labor and supply chain challenges, impacting deliveries and margins in the segment,” Ms. Savage continued. “With market conditions normalizing, combined with a steady run rate of deliveries, we expect both revenue and margin improvement in 2023.”

Ms. Savage concluded, “I’m proud of our employees’ ability to execute in an unpredictable year, and I look forward to sharing our continued progress with you in 2023.”

Consolidated Financial Summary

	Three Months Ended December 31,
	2022	2021	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$591.2	$472.2	Higher volume of external deliveries and improved pricing in the Rail Products Group
Operating profit	$113.5	$69.2	Higher lease portfolio sale activity
Interest expense, net	$59.4	$43.9	Higher interest rates associated with variable rate debt and higher overall average debt in 2022
Net income from continuing operations attributable to Trinity Industries, Inc.	$37.9	$15.8
EBITDA (1)	$185.0	$137.6	Higher lease portfolio sale activity
Effective tax expense rate	19.2%	23.1%	Current quarter tax rate impacted by state tax rate changes and tax benefits associated with equity-based compensation
Diluted EPS – GAAP	$0.46	$0.16	Primarily improved operating results and the impact of lower diluted weighted average shares outstanding
Diluted EPS – Adjusted (1)	$0.44	$0.08

	Year Ended December 31,
	2022	2021	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$1,977.3	$1,516.0	Higher volume of external deliveries and improved pricing in the Rail Products Group
Operating profit	$334.0	$256.8	Higher lease portfolio sale activity partially offset by higher fleet operating costs in the Leasing Group
Interest expense, net	$207.6	$191.4
Higher interest rates associated with variable rate debt and higher overall average debt in 2022, partially offset by lower overall borrowing costs resulting from refinancing activities during the second quarter of 2021

Net income from continuing operations attributable to Trinity Industries, Inc.	$86.1	$39.5
EBITDA (1)	$616.8	$512.9	Primarily improved operating results
Effective tax expense rate	21.8%	28.8%	2021 included adjustments to CARES Act tax benefits previously recognized
Diluted EPS – GAAP	$1.02	$0.38	Primarily improved operating results and the impact of lower diluted weighted average shares outstanding
Diluted EPS – Adjusted (1)	$0.94	$0.34

	Year Ended December 31,
	2022	2021	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$9.2	$615.6
2022 impacted by elevated working capital related to higher volumes of railcar deliveries and continued supply chain challenges. 2021 benefited from the collection of $438 million in income tax refunds.

Adjusted Free Cash Flow (1)	$138.3	$538.9
Capital expenditures – leasing	$928.8	$547.2
Returns of capital to stockholders	$153.7	$895.1	Higher share repurchase activity in 2021, including privately negotiated repurchase agreements totaling $473 million

(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•In December 2022, we acquired Holden America, a manufacturer of market-leading multi-level vehicle securement and protection systems, gravity-outlet gates, and gate accessories for freight rail in North America for an initial cash payment of $71 million, with minimum additional consideration of $10 million, payable in installments of $5 million per year for the next two years.
•Total committed liquidity of $398 million as of December 31, 2022.
•During the quarter, Trinity repurchased approximately $12 million of shares in the open market, under the Company's authorized share repurchase program. Our Board of Directors terminated this share repurchase program effective December 8, 2022, and the remaining authorization of $21 million under this program expired unused.
•In December 2022, our Board of Directors authorized a new share repurchase program effective December 9, 2022, with no expiration. The new share repurchase program authorizes the Company to repurchase up to $250 million of its common stock.
•In December 2022, our Board of Directors declared an increase of approximately 13% to our quarterly dividend, from $0.23 per share to $0.26 per share.

Business Group Summary

	Three Months Ended December 31,
	2022	2021	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Management Services Group
Leasing and management revenues	$197.4	$181.2	Net lease fleet investment activities, higher utilization, and improved renewal rates
Leasing and management operating profit	$75.6	$73.8	Net lease fleet investment activities, higher utilization, and improved renewal rates partially offset by increased fleet operating costs
Operating profit on lease portfolio sales	$54.5	$8.4	Increased lease fleet portfolio sales
Fleet utilization (1)	97.9%	95.7%
Future Lease Rate Differential ("FLRD") (2)	+25.1%	+1.2%	Improvement in current market lease rates compared to the prior year period
Owned lease fleet (in units) (1)	108,440	106,970	Growth in the lease fleet, partially offset by lease fleet portfolio sales
Investor-owned lease fleet (in units)	33,235	29,130	Additional sale to Wafra in Q3 2022
Rail Products Group
Revenues	$655.7	$402.1	Higher volume of deliveries and favorable pricing and product mix
Revenues eliminations – Lease subsidiary	$(261.7)	$(110.9)
Operating profit	$18.6	$13.4	Higher volume of deliveries and favorable pricing and product mix, partially offset by labor inefficiencies; prior year includes $3.1 million gain associated with storm related recoveries
Operating profit eliminations – Lease subsidiary	$(16.5)	$(7.9)
Operating profit margin	2.8%	3.3%	Operational inefficiencies associated with supply chain disruptions and labor challenges; prior year includes storm related recoveries
New railcars:
Deliveries (in units)	4,400	2,805
Orders (in units)	3,015	5,360
Order value	$350.8	$597.7
Backlog value	$3,903.0	$1,516.8
Sustainable railcar conversions:
Deliveries (in units)	495	290
Backlog (in units)	1,965	1,150
Backlog value	$166.5	$111.5
Corporate and other
Selling, engineering, and administrative expenses	$24.5	$21.3	Higher compensation and acquisition-related costs
Gains on dispositions of property	$(5.9)	$(0.3)	Gain on disposition of non-operating facility

	December 31, 2022	December 31, 2021
Loan-to-value ratio
Wholly-owned subsidiaries, excluding corporate revolving credit facility	65.7%	62.3%	Increased leverage associated with leased assets, partially offset by amortization of debt on encumbered assets
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring rates will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates as well as the longer term impact of renewing rates on future revenue.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on February 21, 2023 to discuss its fourth quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "1837958". Please call at least 10 minutes in advance to ensure a timely connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "8551226" until 11:59 p.m. Eastern on February 28, 2023.
Additionally, the Company will provide Supplemental Materials to accompany the earnings conference call. The materials will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Fourth Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity reports its financial results in two reportable segments: the Railcar Leasing and Management Services Group and the Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$591.2	$472.2	$1,977.3	$1,516.0
Operating costs:
Cost of revenues	490.2	375.7	1,609.6	1,161.5
Selling, engineering, and administrative expenses	47.7	42.9	185.4	179.6
Gains on dispositions of property:
Lease portfolio sales	54.5	8.4	127.5	54.1
Other	5.7	4.6	25.2	24.1
Restructuring activities, net	—	(2.6)	1.0	(3.7)
	477.7	403.0	1,643.3	1,259.2
Operating profit	113.5	69.2	334.0	256.8
Interest expense, net	59.4	43.9	207.6	191.4
Loss on extinguishment of debt	—	—	1.5	11.7
Pension plan settlement	—	(2.8)	—	(0.6)
Other, net	1.1	—	(1.6)	(0.9)
Income from continuing operations before income taxes	53.0	28.1	126.5	55.2
Provision (benefit) for income taxes:
Current	11.7	(2.9)	12.9	2.8
Deferred	(1.5)	9.4	14.7	13.1
	10.2	6.5	27.6	15.9
Income from continuing operations	42.8	21.6	98.9	39.3
Income (loss) from discontinued operations, net of income taxes	(6.6)	(13.2)	(20.3)	11.1
Gain (loss) on sale of discontinued operations, net of income taxes	—	131.4	(5.7)	131.4
Net income	36.2	139.8	72.9	181.8
Net income (loss) attributable to noncontrolling interest	4.9	5.8	12.8	(0.2)
Net income attributable to Trinity Industries, Inc.	$31.3	$134.0	$60.1	$182.0

Basic earnings per common share:
Income from continuing operations	$0.47	$0.16	$1.05	$0.39
Income (loss) from discontinued operations	(0.08)	1.23	(0.32)	1.40
Basic net income attributable to Trinity Industries, Inc.	$0.39	$1.39	$0.73	$1.79
Diluted earnings per common share:
Income from continuing operations	$0.46	$0.16	$1.02	$0.38
Income (loss) from discontinued operations	(0.08)	1.21	(0.31)	1.37
Diluted net income attributable to Trinity Industries, Inc.	$0.38	$1.37	$0.71	$1.75
Weighted average number of shares outstanding:
Basic	80.9	96.0	81.9	101.5
Diluted	83.1	98.0	84.2	103.8
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$79.6	$167.3
Receivables, net of allowance	323.5	227.6
Income tax receivable	7.8	5.4
Inventories	629.4	432.9
Restricted cash	214.7	135.1
Property, plant, and equipment, net:
Manufacturing/Corporate	340.7	349.3
Leasing:
Wholly-owned subsidiaries	5,788.1	5,706.1
Partially-owned subsidiaries	1,521.3	1,570.6
Deferred profit on railcars sold to the Leasing Group	(763.3)	(779.1)
	6,886.8	6,846.9
Goodwill	195.9	154.2
Other assets	386.6	266.5
Total assets	$8,724.3	$8,235.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$287.5	$206.4
Accrued liabilities	261.0	307.4
Debt:
Recourse (1)	624.1	398.7
Non-recourse:
Wholly-owned subsidiaries	3,800.7	3,555.8
Partially-owned subsidiaries	1,182.8	1,216.1
	5,607.6	5,170.6
Deferred income taxes	1,134.7	1,106.8
Other liabilities	163.9	147.9
Stockholders' equity:
Trinity Industries, Inc.	1,012.4	1,029.8
Noncontrolling interest	257.2	267.0
	1,269.6	1,296.8
Total liabilities and stockholders' equity	$8,724.3	$8,235.9
(1) Recourse debt as of December 31, 2022 includes $225.0 million outstanding associated with our corporate revolving credit facility.

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Year Ended December 31,
	2022	2021
Operating activities:
Net cash provided by operating activities – continuing operations	$9.2	$615.6
Net cash provided by (used in) operating activities – discontinued operations	(22.0)	(3.8)
Net cash provided by (used in) operating activities	(12.8)	611.8

Investing activities:
Proceeds from lease portfolio sales	750.7	454.3
Proceeds from dispositions of property and other assets	44.0	40.5
Capital expenditures – leasing	(928.8)	(547.2)
Capital expenditures – manufacturing and other	(38.0)	(23.6)
Acquisitions, net of cash acquired	(80.4)	(16.6)
Proceeds from insurance recoveries	10.0	9.5
Equity investments	(15.5)	0.1
Net cash used in investing activities – continuing operations	(258.0)	(83.0)
Proceeds (payments) related to sale of discontinued operations	(2.7)	364.7
Net cash used in investing activities – discontinued operations	—	(5.4)
Net cash provided by (used in) investing activities	(260.7)	276.3

Financing activities:
Net proceeds from (repayments of) debt	422.1	128.3
Shares repurchased	(51.8)	(833.4)
Dividends paid to common shareholders	(76.9)	(88.5)
Other	(28.0)	(20.5)
Net cash provided by (used in) financing activities	265.4	(814.1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8.1)	74.0
Cash, cash equivalents, and restricted cash at beginning of period	302.4	228.4
Cash, cash equivalents, and restricted cash at end of period	$294.3	$302.4

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
(in millions, except per share amounts)
(unaudited)
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP operating profit, income from continuing operations before income taxes, provision (benefit) for income taxes, income from continuing operations, net income from continuing operations attributable to Trinity Industries, Inc., and diluted income from continuing operations per common share attributable to Trinity Industries, Inc. with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, restructuring activities, interest expense, net, loss on extinguishment of debt, pension plan settlement, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the tables below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31, 2022
	GAAP	Interest expense, net (1)(2)	Income tax effect of CARES Act	Adjusted
Operating profit	$113.5	$—	$—	$113.5

Income (loss) from continuing operations before income taxes	$53.0	$(0.4)	$—	$52.6

Provision (benefit) for income taxes	$10.2	$—	$0.6	$10.8

Income (loss) from continuing operations	$42.8	$(0.4)	$(0.6)	$41.8

Net income from continuing operations attributable to Trinity Industries, Inc.	$37.9	$(0.4)	$(0.6)	$36.9

Diluted weighted average shares outstanding	83.1			83.1

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.46			$0.44

	Year Ended December 31, 2022
	GAAP	Gains on dispositions of property – other (2)(3)	Restructuring activities, net (2)	Interest expense, net (1)(2)	Income tax effect of CARES Act	Adjusted
Operating profit	$334.0	$(7.5)	$1.0	$—	$—	$327.5

Income (loss) from continuing operations before income taxes	$126.5	$(7.5)	$1.0	$(1.4)	$—	$118.6

Provision (benefit) for income taxes	$27.6	$(1.9)	$0.3	$(0.3)	$0.6	$26.3

Income (loss) from continuing operations	$98.9	$(5.6)	$0.7	$(1.1)	$(0.6)	$92.3

Net income from continuing operations attributable to Trinity Industries, Inc.	$86.1	$(5.6)	$0.7	$(1.1)	$(0.6)	$79.5

Diluted weighted average shares outstanding	84.2					84.2

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$1.02					$0.94

	Three Months Ended December 31, 2021
	GAAP	Gains on dispositions of property – other (2)(3)	Restructuring activities, net (2)	Pension plan settlement (2)	Income tax effect of CARES Act	Adjusted
Operating profit	$69.2	$(3.1)	$(2.6)	$—	$—	$63.5

Income (loss) from continuing operations before income taxes	$28.1	$(3.1)	$(2.6)	$(2.8)	$—	$19.6

Provision (benefit) for income taxes	$6.5	$(0.8)	$(0.6)	$0.2	$0.7	$6.0

Income (loss) from continuing operations	$21.6	$(2.3)	$(2.0)	$(3.0)	$(0.7)	$13.6

Net income from continuing operations attributable to Trinity Industries, Inc.	$15.8	$(2.3)	$(2.0)	$(3.0)	$(0.7)	$7.8

Diluted weighted average shares outstanding	98.0					98.0

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.16					$0.08

	Year Ended December 31, 2021
	GAAP	Gains on dispositions of property – other (2)(3)	Restructuring activities, net (2)	Loss on extinguishment of debt – Controlling Interest (2)(4)	Loss on extinguishment of debt – Noncontrolling Interest (5)	Pension plan settlement (2)	Income tax effect of CARES Act	Adjusted
Operating profit	$256.8	$(7.8)	$(3.7)	$—	$—	$—	$—	$245.3

Income (loss) from continuing operations before income taxes	$55.2	$(7.8)	$(3.7)	$4.6	$7.1	$(0.6)	$—	$54.8

Provision (benefit) for income taxes	$15.9	$(2.0)	$(0.8)	$1.1	$—	$0.7	$(2.5)	$12.4

Income (loss) from continuing operations	$39.3	$(5.8)	$(2.9)	$3.5	$7.1	$(1.3)	$2.5	$42.4

Net income from continuing operations attributable to Trinity Industries, Inc.	$39.5	$(5.8)	$(2.9)	$3.5	$—	$(1.3)	$2.5	$35.5

Diluted weighted average shares outstanding	103.8							103.8

Diluted income from continuing operations per common share attributable to Trinity Industries, Inc.	$0.38							$0.34
(1) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(2) The effective tax rate for gain on dispositions of other property, restructuring activities, interest expense,net, the loss on extinguishment of debt, and pension plan settlement is before consideration of the CARES Act.
(3) Represents insurance recoveries in excess of net book value for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(4) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(5) Represents the portion of loss on extinguishment of debt attributable to the noncontrolling interest, for which Trinity does not provide income taxes.

Pre-Tax Return on Equity
Pre-Tax Return on Equity (“Pre-Tax ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of the provision or benefit for income taxes, net income or loss attributable to noncontrolling interest, and certain other adjustments, which include gains on dispositions of other property, restructuring activities, the controlling interest portion of loss on extinguishment of debt, interest expense, net and pension plan settlement; and (ii) the denominator is calculated as average stockholders’ equity (which excludes noncontrolling interest), adjusted to exclude accumulated other comprehensive income or loss. In the following table, the numerator and denominator of our Pre-Tax ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Pre-Tax ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Pre-Tax ROE is used in consideration of the Company’s expected tax position in the near-term.

	December 31, 2022	December 31, 2021	December 31, 2020
	($ in millions)
Numerator:
Income from continuing operations	$98.9	$39.3
Provision for income taxes	27.6	15.9
Income from continuing operations before income taxes	126.5	55.2
Net (income) loss attributable to noncontrolling interest	(12.8)	0.2
Adjustments:
Gains on dispositions of property – other (1)	(7.5)	(7.8)
Restructuring activities, net	1.0	(3.7)
Loss on extinguishment of debt – controlling interest (2)	—	4.6
Interest expense, net (3)	(1.4)	—
Pension plan settlement	—	(0.6)
Adjusted Profit Before Tax	$105.8	$47.9

Denominator:
Total stockholders' equity	$1,269.6	$1,296.8	$2,016.0
Noncontrolling interest	(257.2)	(267.0)	(277.2)
Accumulated other comprehensive (income) loss	(19.7)	17.0	30.9
Adjusted Stockholders' Equity	$992.7	$1,046.8	$1,769.7

Average total stockholders' equity	$1,283.2	$1,656.4
Return on Equity (4)	7.7%	2.4%

Average Adjusted Stockholders' Equity	$1,019.8	$1,408.3
Pre-Tax Return on Equity (5)	10.4%	3.4%
(1) Represents insurance recoveries in excess of net book value received for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(2) Excludes $7.1 million of loss on extinguishment of debt associated with the noncontrolling interest recorded in the second quarter of 2021.
(3) Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.
(4) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(5) Pre-Tax Return on Equity is calculated as adjusted profit before tax divided by average adjusted stockholders' equity, each as defined and reconciled above.

Adjusted Free Cash Flow
Adjusted Free Cash Flow After Investments and Dividends ("Adjusted Free Cash Flow") is a non-GAAP financial measure. We believe Adjusted Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Adjusted Free Cash Flow is reconciled to net cash provided by (used in) operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Year Ended December 31,
	2022	2021
Net cash provided by operating activities – continuing operations (1)	$9.2	$615.6
Proceeds from lease portfolio sales	750.7	454.3
Capital expenditures – manufacturing and other	(38.0)	(23.6)
Dividends paid to common stockholders	(76.9)	(88.5)
Equity CapEx for leased railcars	(506.7)	(418.9)
Adjusted Free Cash Flow After Investments and Dividends	$138.3	$538.9

Capital expenditures – leasing	$928.8	$547.2
Less:
Payments to retire debt	(1,578.5)	(2,315.8)
Proceeds from issuance of debt	2,000.6	2,444.1
Net proceeds from (repayments of) debt	422.1	128.3
Equity CapEx for leased railcars	$506.7	$418.9
(1) Amounts for the year ended December 31, 2021 include the collection of approximately $438 million of income tax refunds associated with the loss carryback provisions included in the CARES Act.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA plus gains on dispositions of other property, restructuring activities, interest income, loss on extinguishment of debt, and pension plan settlement. EBITDA and Adjusted EBITDA are non-GAAP financial measures; however, the amounts included in these calculations are derived from amounts included in our GAAP financial statements. EBITDA and Adjusted EBITDA are reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as indicators of our operating performance, or as alternatives to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$36.2	$139.8	$72.9	$181.8
Less: Income (loss) from discontinued operations, net of income taxes	(6.6)	(13.2)	(20.3)	11.1
Less: Gain (loss) on sale of discontinued operations, net of income taxes	—	131.4	(5.7)	131.4
Income from continuing operations	$42.8	$21.6	$98.9	$39.3
Interest expense	61.6	44.3	213.9	192.0
Provision (benefit) for income taxes	10.2	6.5	27.6	15.9
Depreciation and amortization expense	70.4	65.2	276.4	265.7
EBITDA	$185.0	$137.6	$616.8	$512.9
Gains on dispositions of property – other	—	(3.1)	(7.5)	(7.8)
Restructuring activities, net	—	(2.6)	1.0	(3.7)
Interest income	(0.4)	—	(1.4)	—
Loss on extinguishment of debt	—	—	—	11.7
Pension plan settlement	—	(2.8)	—	(0.6)
Adjusted EBITDA	$184.6	$129.1	$608.9	$512.5